Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-3 No. 333-234127) of Ocugen, Inc.,
(2)Registration Statement (Form S-8 No. 333-237454) pertaining to the Ocugen, Inc. 2019 Equity Incentive Plan and the Ocugen, Inc. 2014 Stock Option Plan,
(3)Registration Statement (Form S-8 No. 333-254549) pertaining to the Ocugen, Inc. 2019 Equity Incentive Plan,
(4)Registration Statement (Form S-8 No. 333-263063) pertaining to the Ocugen, Inc. Inducement Stock Option and Restricted Stock Unit Awards (June 2021 – February 2022),
(5)Registration Statement (Form S-8 No. 333-263064) pertaining to the Ocugen, Inc. 2019 Equity Incentive Plan,
(6)Registration Statement (Form S-8 No. 333-270082) pertaining to the Ocugen, Inc. Inducement Stock Option and Restricted Stock Unit Awards (March 2022 – September 2022),
(7)Registration Statement (Form S-8 No. 333-270083) pertaining to the Ocugen, Inc. 2019 Equity Incentive Plan,
(8)Registration Statement (Form S-8 No. 333-278773) pertaining to the Ocugen, Inc. 2019 Equity Incentive Plan,
(9)Registration Statement (Form S-3 No. 333-278774) of Ocugen, Inc., and
(10)Registration Statement (Form S-3 No. 333-284629) of Ocugen, Inc.;
of our report dated April 16, 2024, with respect to the consolidated financial statements of Ocugen, Inc. included in this Annual Report (Form 10-K) of Ocugen, Inc. for the year ended December 31, 2024.
/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
March 5, 2025